Exhibit 8.1

Name of Subsidiary	Jurisdiction of Incorporation

Mining Investments Jersey Limited	Jersey, Channel Islands

Randgold Resources (UK) Limited	United Kingdom

Morila Limited	Jersey, Channel Islands

Société des Mines de Morila SA	Republic of Mali

Randgold Resources (Côte d’Ivoire) Limited	Jersey, Channel Islands

Randgold Resources (Côte d’Ivoire) SARL	Côte d’Ivoire

Société des Mines de Tongon SA	Côte d’Ivoire

Randgold Resources (Mali) Limited	Jersey, Channel Islands

Randgold Resources Mali SARL	Republic of Mali

Kankou Moussa SARL	Republic of Mali

Randgold Resources (Senegal) Limited	Jersey, Channel Islands

Randgold Resources (Somilo) Limited	Jersey, Channel Islands

Société des Mines de Loulo SA	Republic of Mali

Randgold Resources Tanzania (T) Limited	Tanzania

Seven Bridges Trading 14 (Proprietary) Limited	Republic of South Africa

Randgold Resources (Burkina) Limited	Jersey, Channel Islands

Randgold Resources Burkina Faso SARL	Burkina Faso

Randgold Resources T1 Limited	Jersey, Channel Islands

Randgold Resources T2 Limited	Republic of Mali

Randgold Resources T3 Limited	Jersey, Channel Islands